INDEPENDENT AUDITOR'S REPORT


Board of Directors
Parkville Federal Savings Bank
Baltimore, Maryland

     We have audited the accompanying consolidated statement of financial condition of Parkville Federal Savings Bank as of December 31, 2003, and the related consolidated statements of operations, comprehensive income and stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Parkville Federal Savings Bank as of December 31, 2002 were audited by other auditors whose report, dated February 27, 2003, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 2003 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Parkville Federal Savings Bank and Subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.


                                           /s/BEARD MILLER COMPANY LLP



January 31, 2004
Baltimore, Maryland

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                                                                                                    December 31,
                                                                                                    ------------

                                                                                              2003                 2002
                                                                                              ----                 ----
          ASSETS
          ------

Cash                                                                                     $    752,724       $     693,728
Interest bearing deposits in other banks                                                    9,433,111          10,524,839
Investment securities available for sale                                                    4,078,370           1,046,090
Mortgage backed securities available for sale                                                  24,207              40,096
Loans receivable - net                                                                     34,162,702          32,499,249
Ground rents                                                                                       --              50,009
Premises and equipment - net                                                                  339,656             369,583
Federal Home Loan Bank of Atlanta stock at cost                                               318,300             353,400
Accrued interest receivable                                                                   113,174             115,752
Other assets                                                                                  135,813              68,697
                                                                                         ------------       -------------
Total assets                                                                             $ 49,358,057       $  45,761,443
                                                                                         ============       =============

   LIABILITIES AND STOCKHOLDERS' EQUITY
   ------------------------------------

Liabilities
-----------

   Deposits                                                                              $ 45,733,448       $  42,301,938
   Advance payments by borrowers for taxes and insurance                                       88,177             132,425
   Other liabilities                                                                          185,296              67,397
                                                                                         ------------       -------------
Total liabilities                                                                          46,006,921          42,501,760

Stockholders' Equity
--------------------

   Common stock, $1 par value, 1,000,000 shares
    authorized; 66,473 shares issued and outstanding                                           66,473              66,473
   Capital paid-in excess of par value                                                        868,713             868,713
   Retained earnings (substantially restricted)                                             2,430,968           2,309,849
   Accumulated other comprehensive income (loss)                                              (15,018)             14,648
                                                                                         ------------       -------------
Total stockholders' equity                                                                  3,351,136           3,259,683
                                                                                         ------------       -------------
Total liabilities and stockholders' equity                                               $ 49,358,057       $  45,761,443
                                                                                         ============       =============





See notes to consolidated financial statements.
--------------------------------------------------------------------------------

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                                             For Years Ended December 31,
                                                                                           -------------------------------
                                                                                               2003                 2002
                                                                                               ----                 ----
Interest Income
---------------
   Interest and fees on loans                                                              $2,039,463          $ 2,408,186
   Interest on mortgage backed securities available for sale                                    2,211                3,439
   Interest and dividends on investment securities
    available for sale                                                                         77,656               50,071
   Other interest income                                                                      147,027              137,321
                                                                                           ----------          -----------
Total interest income                                                                       2,266,357            2,599,017

Interest Expense
----------------
   Interest on deposits                                                                       891,335            1,111,180
   Other interest expense                                                                       6,430                8,902
                                                                                           ----------          -----------
Total interest expense                                                                        897,765            1,120,082
                                                                                           ----------          -----------
Net interest income                                                                         1,368,592            1,478,935
Provision for loan losses                                                                      12,000                9,000
                                                                                           ----------          -----------
Net interest income after provision for loan losses                                         1,356,592            1,469,935

Other Income
------------
   Loss on sale of investment securities                                                           --               (2,574)
   (Loss) gain on sale of assets                                                                 (883)               1,015
   Checking account service fees                                                               69,540               68,138
   Miscellaneous income                                                                        30,598               30,393
                                                                                           ----------          -----------
Total other income                                                                             99,255               96,972

Non-Interest Expenses
---------------------
   Salaries and related expenses                                                              785,579              788,174
   Occupancy expense                                                                           73,912               72,456
   Federal deposit insurance                                                                   22,640               21,818
   Computer expense                                                                            97,086               90,210
   Bank service charges                                                                        60,834               59,487
   Depreciation of furniture, fixtures and equipment                                           22,583               35,265
   Other expenses                                                                             191,734              186,827
   Cost of loan originations                                                                  (49,459)             (48,566)
                                                                                           ----------          -----------
Total non-interest expenses                                                                 1,204,909            1,205,671
                                                                                           ----------          -----------

Income before tax provision                                                                   250,938              361,236
Income tax provision                                                                           93,923              132,039
                                                                                           ----------          -----------
Net income                                                                                 $  157,015          $   229,197
                                                                                           ==========          ===========


See notes to consolidated financial statements.
--------------------------------------------------------------------------------

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME AND STOCKHOLDERS' EQUITY
YEARS ENDED DECEMBER 31, 2003 AND 2002

                                                                                                          Accumulated
                                                                                Additional                  Other       Total
                                                                     Common      Paid-in       Retained  Comprehensive Stockholders'
                                                                      Stock      Surplus       Earnings  Income (Loss)    Equity
                                                                     ------     ----------     --------  ------------- -------------

BALANCE - JANUARY 1, 2002                                            $66,173     $ 858,704     $2,116,548    $(12,220)   $3,029,205

Stock compensation                                                       300        10,009             --          --        10,309
Comprehensive Income
    Net income for the year ended December 31, 2002                       --            --        229,197          --       229,197
    Net change in unrealized gain on investment securities
      available for sale, net of taxes of $15,912                         --            --             --      25,288        25,288
    Reclassification adjustment for losses included in
      net income, net of taxes of $994                                    --            --             --       1,580         1,580
                                                                                                                         ----------
Comprehensive income                                                                                                        256,065
Dividends declared on common stock ($.54 per share)                       --            --        (35,896)         --       (35,896)
                                                                     -------     ---------     ----------    --------    ----------
BALANCE - DECEMBER 31, 2002                                           66,473       868,713      2,309,849      14,648     3,259,683

Comprehensive Income
    Net income for the year ended December 31, 2003                       --            --        157,015          --       157,015
    Net change in unrealized gain (loss) on investment securities
      available for sale, net of taxes of $18,665                         --            --             --     (29,666)      (29,666)
                                                                                                                         ----------
Comprehensive income                                                                                                        127,349
Dividends declared on common stock ($.54 per share)                       --            --        (35,896)         --       (35,896)
                                                                     -------     ---------     ----------    --------    ----------
BALANCE - DECEMBER 31, 2003                                          $66,473     $ 868,713     $2,430,968    $(15,018)   $3,351,136
                                                                     =======     =========     ==========    ========    ==========



See notes to consolidated financial statements.
--------------------------------------------------------------------------------

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                              For Years Ended December 31,
                                                                                              ----------------------------
                                                                                                 2003              2002
                                                                                                 ----              ----
Cash Flows From Operating Activities
------------------------------------
   Net income                                                                              $    157,015      $     229,197
   Adjustments to Reconcile Net Income to
     Net Cash Provided by Operating Activities
      Loss on sale of investment securities available for sale                                       --              2,574
      (Gain) loss on sale of assets                                                                 883             (1,015)
Amortization of premiums on mortgage backed and investment
   securities available for sale                                                                 37,336             14,139
      Loan origination fees deferred                                                             71,477             25,710
      Amortization of deferred loan origination fees                                            (71,290)           (52,135)
      Provision for loan losses                                                                  12,000              9,000
      Provision for depreciation                                                                 40,632             53,120
      (Increase) decrease in other assets                                                       (46,302)            17,268
      Increase (decrease) in other liabilities                                                  117,899             (8,365)
      Stock compensation                                                                             --             10,309
                                                                                           ------------      -------------
         Net cash provided by operating activities                                              319,650            299,802

Cash Flows from Investing Activities
------------------------------------
   Maturities of long-term certificates of deposit                                              100,000                 --
   Purchases of investment securities available for sale                                     (3,116,935)                --
   Proceeds from sale or maturity of investment
     securities available for sale                                                                   --             32,539
   Principal collected on mortgage backed securities                                             15,306             14,860
   Net decrease in Federal Home Loan Bank of Atlanta stock                                       35,100                 --
   Net increase in loans                                                                     (1,675,640)        (1,560,370)
   Proceeds from sale of ground rents                                                            49,126              2,015
   Investment in premises and equipment                                                         (10,705)           (51,345)
                                                                                           ------------      -------------
         Net cash used by investment activities                                              (4,603,748)        (1,562,301)

Cash Flows From Financing Activities
------------------------------------
   Net increase in deposits                                                                   3,431,510          2,578,450
   Increase (decrease) in advance payments by borrowers
     for taxes and insurance                                                                    (44,248)               543
   Cash dividends paid                                                                          (35,896)           (35,815)
                                                                                           ------------      -------------
         Net cash provided by financing activities                                            3,351,366          2,543,178
                                                                                           ------------      -------------

Increase (decrease) in cash and cash equivalents                                               (932,732)         1,280,679
Cash and cash equivalents at beginning of year                                               10,418,567          9,137,888
                                                                                           ------------      -------------
Cash and cash equivalents at end of year                                                   $  9,485,835      $  10,418,567
                                                                                           ============      =============

--------------------------------------------------------------------------------
                                       5

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                             For Years Ended December 31,
                                                                                             ----------------------------
                                                                                                2003               2002
                                                                                                ----               ----
THE FOLLOWING IS A SUMMARY OF CASH AND CASH EQUIVALENTS:
   Cash                                                                                   $     752,724       $    693,728
   Interest bearing deposits in other banks                                                   9,433,111         10,524,839

       Less: Certificate of deposit investments with original
                   maturities of 90 days or more                                               (700,000)          (800,000)
                                                                                          -------------       ------------

CASH AND CASH EQUIVALENTS AT END OF YEAR                                                  $   9,485,835       $ 10,418,567
                                                                                          =============       ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
   Cash Paid During the Year For:

      Interest                                                                            $     898,633       $  1,120,927


      Income taxes                                                                        $     126,250       $    113,500








See notes to consolidated financial statements.
--------------------------------------------------------------------------------

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1 - Summary of Significant Accounting Policies
         ------------------------------------------

          A.   Principles of Consolidation
               ---------------------------

               The Bank owns 100% of P.D. Insurance Services, Inc. The accompanying consolidated financial statements include the accounts and transactions of this Company on a consolidated basis since the date of acquisition. All intercompany transactions have been eliminated in the consolidated financial statements.

          B.   Business
               --------

               The Bank's primary business activity, predominantly in the Baltimore metropolitan area, is the acceptance of deposits from the general public and using the proceeds for investments and loan originations. The Bank is subject to competition from other financial institutions. The Bank is subject to the regulations of certain federal agencies and undergoes periodic examinations by those regulatory authorities.

          C.   Basis of Financial Statement Presentation
               -----------------------------------------

               The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statement of financial condition and revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses.

          D.   Investment and Mortgage Backed Securities Available for Sale
               ------------------------------------------------------------

               Investment securities consisting of U.S. Government and federal agency bonds or notes and mortgage-backed securities will be held for an indefinite period of time. However, management may sell them in response to changes in interest rates or other similar factors and, accordingly, carries them at fair value. Realized gains and losses on sales are recognized based on the specific identification method. Amortization of related premiums and discounts are computed using the level yield method over the life of the security.





--------------------------------------------------------------------------------
                                       7

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------------------

          E.   Allowance for Loan Losses
               -------------------------

               An allowance for loan losses is provided through charges to income in an amount that management believes will be adequate to absorb losses on existing loans that may become uncollectible, based on evaluations of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the
               borrowers'  ability  to  pay.   Determining  the  amount  of  the
               allowance for loan losses requires the use of estimates and assumptions, which is permitted under accounting principles generally accepted in the United States of America. Actual results could differ significantly from those estimates. Management believes the allowance for losses on loans is adequate. While management uses available information to estimate losses on loans, future additions to the allowances may be necessary based on changes in economic conditions, particularly in the State of Maryland. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

               The  Bank  determines  and  recognizes  impairment  of  loans  in accordance with the provisions of Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan" as amended by Statement 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures". A loan is determined to be impaired when, based on current information and events, it is probable that the Bank will be unable to collect all amounts due according to the contractual terms of the loan agreement. A loan is not considered impaired during the period of delay in payment if the Bank expects to collect all amounts due, including past-due interest. An impaired loan is measured at the present value of its expected future cash flows discounted at the loan's effective interest rate or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. Statement No. 114 is generally applicable to all loans except large groups of smaller-balance homogeneous loans that are evaluated collectively for impairment. Interest payments received are recognized as interest income or, if ultimate collectibility of principal is in doubt, are applied to principal.

               Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection effects, that the borrower's financial condition is such that collection of interest is doubtful or payment of principal and interest has become ninety days past due. When a payment is received on a loan on non-accrual status, the amount received is allocated to principal and interest in accordance with the contractual terms of the loan.

          F.   Loan Origination Fees
               ---------------------

               Loan origination fees reduced by the direct loan origination costs for mortgage loans are deferred and amortized over the contractual life of the related loan as an adjustment of yield.

--------------------------------------------------------------------------------
                                       8

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

          G.   Foreclosed Real Estate
               ----------------------

               Real estate acquired through foreclosure is recorded at the lower of cost or fair value. Management periodically evaluates the recoverability of the carrying value of the real estate acquired through foreclosure using estimates as described under the caption "Allowance for Loan Losses". In the event of a subsequent decline, management provides an additional allowance to reduce real estate acquired through foreclosure to fair value less estimated disposal cost. Expenses incurred on foreclosed real estate prior to disposition are charged to expense. Gains and losses on the sale of foreclosed real estate are recognized upon disposition of the property.

          H.   Premises and Equipment
               ----------------------

               Bank premises and equipment are stated at cost less accumulated depreciation. Assets are depreciated over the estimated useful lives of the assets.

          I.   Income Taxes
               ------------

               Deferred income taxes are recognized for temporary differences between the financial reporting basis and income tax basis of assets and liabilities based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are recognized only to the extent that it is more likely than not that such amounts will be realized based on consideration of available evidence. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

          J.   Accounting for Stock-Based Compensation
               ---------------------------------------

               Statement of Financial Accounting Standards ("SFAS") No.123 "Accounting for Stock-Based Compensation" (Statement 123) allows companies to account for stock-based compensation under the new provisions in the Statement or under the provisions of Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees" but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of Statement 123 had been adopted. The Bank has continued to account for its stock-based compensation in accordance with APB 25. The pro forma disclosures required by SFAS No. 123 are not presented since they would not be material to the accompanying consolidated financial statements.

          K.   Cash and Cash Equivalents
               -------------------------

               For the statement of cash flows, cash and cash equivalents include cash in banks and interest bearing deposits in other banks with original maturities of less than 90 days. Interest bearing deposits in other banks consist of Federal Home Loan Bank overnight deposits and certificate of deposit investments.

--------------------------------------------------------------------------------

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1 - Summary of Significant Accounting Policies - Continued
         ------------------------------------------

          L.   Reclassifications
               -----------------

               Certain prior year's amounts have been reclassified to conform with current year's presentation. Such reclassifications had no effect on net income.

          M.   Recent Accounting Pronouncements
               --------------------------------

               In November 2002, the Financial Accounting Standards Board (FASB) issued Interpretation No. 45 (FIN 45) "Guarantor's Accounting Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." This Interpretation expands the disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees and requires the guarantor to recognize a liability for the fair value of an obligation assumed under certain specified guarantees. Under FIN 45, the Bank does not issue any guarantees that would require liability recognition or disclosure. The provisions for this Interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002.

               In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities and Interpretation of ARB No. 51." FIN 46 was revised in December 2003. This Interpretation provides new guidance for the consolidation of variable interest entities (VIEs) and requires such entities to be consolidated by their primary beneficiaries if the entities do not effectively disperse risk among parties involved. The Interpretation also adds disclosure requirements for investors that are involved with unconsolidated VIEs. The disclosure requirements apply to all financial statements issued after December 31, 2003. The consolidation requirements apply to companies that have interests in special-purpose entities for periods ending after December 15, 2003. Consolidation of other types of VIEs is required in financial statements for periods ending after March 15, 2004.

               In April 2003, the FASB issued Statement No. 149, "Amendment of Statement No. 133, Accounting for Derivative Instruments and Hedging Activities." This Statement clarifies the definition of a derivative and incorporates certain decisions made by the Board as part of the Derivatives Implementation Group process. This Statement is effective for contracts entered into or modified and for hedging relationships designated after June 30, 2003 and should be applied prospectively. The provisions of the Statement that relate to implementation issues addressed by the Derivatives Implementation Group that have been effective should continue to be applied in accordance with their respective dates.

               In May 2003, the FASB issued Statement No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." This Statement requires that an issuer classify a financial instrument that is within its scope as a liability. Many of these instruments were previously classified as equity. This Statement was effective for financial instruments entered into or modified after May 31, 2003 and otherwise was effective beginning July 1, 2003.

               The adoption of the above issuances do not and are not expected to have any impact on the Bank's financial condition or its results of operations.
--------------------------------------------------------------------------------

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2 - Investment and Mortgage-Backed Securities Available for Sale
         ------------------------------------------------------------

           The following is a summary of investment securities:

                                                                                        Gross            Gross
                                                                       Amortized     Unrealized       Unrealized        Fair
                                                                          Cost          Gains           Losses          Value
                                                                       ---------     ----------       ----------        -----

                                                                                          December 31, 2003
                                                                      ----------------------------------------------------------
             U.S. Government Agencies
                  Due within one year                                 $1,009,132       $11,028      $        --       $1,020,160
                  Due after one through five years                     3,094,153            --          (35,943)       3,058,210
                                                                      ----------       -------      -----------       ----------
             TOTAL                                                    $4,103,285       $11,028      $   (35,943)      $4,078,370
                                                                      ==========       =======      ===========       ==========

                                                                                          December 31, 2002
                                                                      ----------------------------------------------------------
              U.S. Government Agencies
                Due after one through five years                      $1,023,462       $22,628      $        --       $1,046,090
                                                                      ==========       =======      ===========       ==========

           The amortized cost and fair values of mortgage-backed securities consisting of GNMA participating certificates are as follows as of December 31:

                                                                                        Gross            Gross
                                                                       Amortized     Unrealized       Unrealized        Fair
                                                                          Cost          Gains           Losses          Value
                                                                       ---------     ----------       ----------        -----

                                                                                          December 31, 2003
                                                                      ----------------------------------------------------------

                                                                      $   23,759      $ 1,160       $       (712)      $  24,207
                                                                      ==========      =======       ============       =========

                                                                                          December 31, 2002
                                                                      ----------------------------------------------------------

                                                                      $   38,859      $ 2,069       $       (832)      $  40,096
                                                                      ==========      =======       ============       =========

           There were no sales of investment or mortgage-backed securities available for sale during the year ended December 31, 2003. The Bank recognized gross realized losses of $2,574 on the sale of securities during the year ended December 31, 2002.


--------------------------------------------------------------------------------
                                       11

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 2 - Investment and Mortgage-Backed Securities Available for Sale -
         Continued
         ------------------------------------------------------------

           The following table shows the Bank's gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position at December 31, 2003:

                                            Less Than 12 Months              12 Months or More               Total
                                         -------------------------       -----------------------    -----------------------
                                            Fair        Unrealized        Fair        Unrealized      Fair      Unrealized
                                            Value         Losses          Value         Losses        Value        Losses
                                         ----------    -----------       -------       --------     ----------  -----------
U.S. Government Agencies                 $3,058,210      $(35,943)        $   --         $  --      $3,058,210    $(35,943)
Mortgage-backed securities                       --            --          1,641          (712)          1,641        (712)
                                         ----------      --------         ------         -----      ----------    --------
                                         $3,058,210      $(35,943)        $1,641         $(712)     $3,059,851    $(36,655)
                                         ==========      ========         ======         =====      ==========    ========

           The unrealized losses in the three U.S. Government Agencies securities and the one mortgage-backed security are, in management's opinion, due to a change in interest rates subsequent to when the securities were purchased. Management believes the unrealized losses are temporary and that the Bank has the ability to hold the securities until maturity or market price recovery.

Note 3 - Loans Receivable
         ----------------

           Loans receivable at December 31, 2003 and 2002 consist of the following:

                                                                                          2003                 2002
                                                                                          ----                 ----
       Residential mortgage loans                                                     $33,520,397          $31,685,029
       Commercial mortgage loans                                                           58,901               94,046
       Construction loans                                                                 520,819              405,000
       Home equity loans                                                                  169,503              222,450
       Land loans                                                                              --              107,342
       Commercial loans                                                                     4,386               15,450
       Consumer loans                                                                      85,827              134,112
       Loans on deposits                                                                  500,909              392,999
                                                                                      -----------          -----------
                                                                                       34,860,742           33,056,428
       Less
       Deferred loan origination fees                                                      87,449               87,262
       Loans in process                                                                   472,950              330,300
       Allowance for losses on loans                                                      137,641              139,617
                                                                                      -----------          -----------
                                                                                      $34,162,702          $32,499,249
                                                                                      ===========          ===========

           Residential lending is generally considered to involve less risk than other forms of lending, although payment experience on these loans is dependent to some extent on economic and market conditions in the Bank's lending area. Commercial and construction loan repayments are generally dependent on the operations of the related properties or the financial condition of its borrower or guarantor. Accordingly, repayment of such loans can be more susceptible to adverse conditions in the real estate market and the regional economy.

--------------------------------------------------------------------------------
                                       12

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 3 - Loans Receivable - Continued
         ----------------

           A substantial portion of the Bank's loans receivable are mortgage loans secured by residential and commercial real estate properties located in the state of Maryland. Loans are extended only after evaluation by management of customers' creditworthiness and other relevant factors on a case-by-case basis. The Bank generally does not lend more than 95% of the appraised value of a property and requires private mortgage insurance on residential mortgages with loan-to-value ratios in excess of 80%. In addition, the Bank generally obtains personal guarantees of repayment from borrowers and/or others for construction, commercial and multifamily residential loans and disburses the proceeds of construction and similar loans only as work progresses on the related projects.

           The Bank had no nonperforming loans at December 31, 2003. The Bank had $67,000 of nonperforming loans at December 31, 2002. Total income that would have been recognized on these loans was $5,000. Actual income recognized was $2,900. There are no impaired loans as defined by SFAS No. 114 at December 31, 2003 and 2002.

           Activity in the allowance for loan losses is summarized as follows for the years ended December 31:

                                                                                            2003                2002
                                                                                         --------             --------
              Balance beginning of period                                                $139,617             $130,617
              Provision charged to income                                                  12,000                9,000
              Charge-offs and recoveries, net                                             (13,976)                  --
                                                                                         --------             --------
              Balance end of period                                                      $137,641             $139,617
                                                                                         ========             ========

           The following table presents a summary of the activity with respect to loans to directors and executive officers for the year ended December 31, 2003 which consist of the following:

                                                                                           2003
                                                                                         --------
                   Balance at beginning of period                                        $841,376
                     New loans                                                                 --
                     Repayments                                                           214,027
                                                                                         --------
                   Balance at end of period                                              $627,349
                                                                                         ========

           The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financial needs of its customers. These financial instruments consist of lines of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the statement of financial position. The contract amounts of these instruments express the extent of involvement the Bank has in each class of financial instruments.


--------------------------------------------------------------------------------
                                       13

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 3 - Loans Receivable - Continued
         ----------------

           The Bank's exposure to credit loss from non-performance by the other party to the above-mentioned financial instruments is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

           Lines of credit are loan commitments to individuals and companies and have fixed expiration dates as long as there is no violation of any condition established in the contract. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The Bank had outstanding commitments under various lines of credit of approximately $605,000 at December 31, 2003, which are secured by residential real property.

           Mortgage loan commitments not reflected in the accompanying financial statements at December 31, 2003 were $157,000.

           The credit risk involved in these financial instruments is essentially the same as that involved in extending loan facilities to customers. No amount has been recognized in the statement of financial condition at December 31, 2003 and 2002, as a liability for credit loss.

Note 4 - Premises and Equipment
         ----------------------

         Premises and equipment at December 31, 2003 and 2002 are summarized by major classification as follows:

                                                                                                          Useful
                                                                          2003              2002           Life
                                                                        --------         ---------      ----------
              Land                                                      $ 54,953       $   54,953           --
              Office building                                            415,336          412,836         5-40
              Furniture, fixtures and equipment                          321,991          358,052         5-10
              Leasehold improvements                                      68,850           68,850         7-31
                                                                        --------       ----------
                                                                         861,130          894,691
              Accumulated depreciation                                   521,474          525,108
                                                                        --------       ----------
                                                                        $339,656       $  369,583
                                                                        ========       ==========

Note 5 - Investment in Federal Home Loan Bank of Atlanta Stock
         -----------------------------------------------------

           The Bank is required to maintain an investment in the stock of the Federal Home Loan Bank of Atlanta ("FHLB") in an amount equal to at least 1% of the unpaid principal balances of the Bank's residential mortgage loans or 1/20 of its outstanding advances from the FHLB, whichever is greater. Purchases and sales of stock are made directly with the FHLB at par value.


--------------------------------------------------------------------------------

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



Note 6 - Deposits
         --------

           Deposits are composed of the following:

                                                                                           December 31,
                                                                -----------------------------------------------------------
                                                                                  Weighted                         Weighted
                                                                                  Average                           Average
                                                                      2003         Rate                 2002         Rate
                                                                  ----------    ------------        ----------     ---------
           Non-interest bearing demand deposits                 $  3,564,969          -- %        $  3,072,405         -- %
           NOW accounts                                            4,630,851         .75             4,649,572       1.26
           Passbook deposits                                       5,566,317         .75             5,402,242       1.26
           Money market deposits                                  15,739,796        1.26            12,540,595       1.77
           Certificates of deposit                                12,489,956        3.01            13,070,338       3.82
           Individual retirement account
            deposits                                               3,740,170        3.81             3,564,529       4.30
                                                                ------------                      ------------
                                                                  45,732,059        2.73            42,299,681       2.37
           Accrued interest on savings                                 1,389                             2,257
                                                                ------------                      ------------
                                                                $ 45,733,448                      $ 42,301,938
                                                                ============                      ============

           Term certificate and individual retirement account deposits maturity schedule as follows at December 31:

             2004                             $ 8,375,297
             2005                               2,938,483
             2006                               2,475,389
             2007                                 469,834
             2008                               1,869,024
             Thereafter                           102,099
                                              -----------
                                              $16,230,126
                                              ===========

           The aggregate amount of deposits with a minimum denomination of $100,000 was approximately $10,516,000 and $7,475,000 at December 31,
           2003 and 2002, respectively.

Note 7 - Advances from Federal Home Loan Bank of Atlanta
         -----------------------------------------------

             The Bank has credit availability of $6,700,000 with the Federal Home Loan Bank of Atlanta at December 31, 2003. There were no outstanding borrowings as of December 31, 2003 and 2002. Any borrowings on the availability are secured by a lien on certain mortgages equal to at least 150% of the total advances outstanding.


--------------------------------------------------------------------------------
                                       15

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 8 - Lease Commitments
         -----------------

           The Bank has entered into a long-term lease for the land and improvements on which the Glen Arm branch office is located. Rental expense, which includes additional office space rented on a month to month basis, for the years ended December 31, 2003 and December 31, 2002 was $29,779 and $28,668, respectively. At December 31, 2003, minimum rental commitments under the lease are as follows:

                   Years Ended December 31,                               Amount
                   ------------------------                               ------
                          2004                                           $17,880
                          2005                                            17,880
                          2006                                            17,880
                          2007                                            17,880
                          2008                                             1,490

Note 9 - Common Stock
         ------------

           The Bank has granted options to one of its officers to purchase 16,500 shares of its common stock. The options generally vested in 1,500 share increments annually. The exercise price is seventy-five percent (75%) of the book value of the common stock on December 31 of the preceding year. The options must be exercised within ten years of the first day of the year exercisable. Options for 15,000 shares are exercisable at December 31, 2003. At December 31, 2003 and 2002, the weighted average exercise price was $30.56 and $29.07, respectively.

                                                                                      Exercise  Price
                                                              ------------------------------------------------------------
         Date Options                    # of Options              Period                                         75% of
             Vested                        Granted                  Ended                   Book Value          Book Value
        -----------------               ------------               ------                   ----------          ----------
       November 10, 2003                    3,000             December 31, 2003                $49.04              $36.78
       January 1, 2003                      1,500             December 31, 2002                 49.04               36.78
       January 1, 2002                      1,500             December 31, 2001                 45.78               34.34
       January 1, 2001                      1,500             December 31, 2000                 44.55               33.41
       January 1, 2000                      1,500             December 31, 1999                 42.32               31.74
       January 1, 1999                      1,500             December 31, 1998                 40.32               30.24
       January 1, 1998                      1,500             December 31, 1997                 37.65               28.23
       January 1, 1997                      1,500             December 31, 1996                 34.17               25.63
       January 1, 1996                      1,500             December 31, 1995                 34.38               25.79
       January 1, 1995                      1,500             December 31, 1994                 30.27               22.70

           In addition, the Bank issued the officer a stock grant of 600 shares to vest on the earlier of March 31, 2004 or the completion of the proposed merger described in Note 14.



--------------------------------------------------------------------------------
                                       16

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 10- Retained Earnings
         -----------------

           The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the regulators about components, risk weightings, and other factors.

           Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2003, that the Bank meets all capital adequacy requirements to which it is subject.

           As of December 31, 2003, the most recent notification from the Office of Thrift Supervision has categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based and Tier I leverage ratios as set forth in the table. There have been no conditions or events since that notification that management believes have changed the Bank's category.

           The following table presents the Bank's capital position relative to the capital requirements, based on the December 31 financial statements.

                                                                                               To Be Well Capitalized
                                                                     For Capital               Under Prompt Corrective
                                          Actual                  Adequacy Purposes                Action Provisions
                                    --------------------         ----------------------       --------------------------
                                        Amount       %               Amount         %               Amount          %
                                        ------      ---              ------        ---              ------         ---
         December 31, 2003
         -----------------
         Tangible (1)                $3,366,155    6.82%         $   740,357      1.50%        $      N/A            N/A
         Tier I capital (2)           3,366,155   16.43%                 N/A       N/A              1,229,445      6.00%
         Core (1)                     3,366,155    6.82%           1,975,491      4.00%             2,469,363      5.00%
         Total (2)                    3,503,796   17.10%           1,639,260      8.00%             2,049,076     10.00%

         December 31, 2002
         -----------------
         Tangible (1)                $3,245,035    7.09%         $   686,202      1.50%        $      N/A            N/A
         Tier I capital (2)           3,245,035   16.62%                 N/A       N/A              1,171,443      6.00%
         Core (1)                     3,245,035    7.09%           1,829,872      4.00%             2,287,340      5.00%
         Total (2)                    3,348,894   17.15%           1,561,923      8.00%             1,952,404     10.00%


        (1) To adjusted total assets.
        (2) To risk-weighted assets.

--------------------------------------------------------------------------------

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 10- Retained Earnings - Continued
         -----------------

           The Bank was allowed a special bad debt deduction at various percentages of otherwise taxable income for various years effectively through December 31, 1987. If the amounts, which qualified as deductions for federal income tax purposes prior to December 31, 1987, are later used for purposes other than to absorb loan losses, including distributions in liquidations, they will be subject to federal income tax at the then current corporate rate and mortgage loans must be maintained at the December 31, 1987 level to receive current tax deductions for loan losses. Retained earnings at December 31, 2003 and 2002 include $261,000, for which no provision for federal income tax has been provided. The unrecorded deferred income tax liability on the above amount was approximately $101,000.

           OTS regulations reserve the right to limit the payment of dividends and other capital distributions by the Bank. The Bank is able to pay dividends during the year to the extent that (i) following the capital distribution, the Bank will not be undercapitalized, significantly undercapitalized or critically undercapitalized (ii) the capital distribution does not raise safety or soundness concerns, and (iii) the capital distribution does not violate a prohibition in any statute, regulation, agreement between the Bank and the OTS or a condition imposed on the Bank by the OTS.

Note 11- Employee Benefit Plan
         ---------------------

           The Bank has a 401(k) Retirement Savings Plan, which is offered to all employees. All employees may contribute a percentage of their salary up to a maximum of $12,000. Employees over 50 years of age may contribute up to a maximum of $14,000. The Bank contributes 100% of the employees' contribution up to 3% of their annual salary and 50% of the employees' contribution in excess of 3% and up to 5% of their annual salary. The Bank's contributions that were charged to expense for the years ended December 31, 2003 and 2002 were $15,846 and $15,915, respectively.

Note 12- Income Taxes
         ------------

           The income tax provision consists of the following for the years ended December 31, 2003 and 2002.

                                                                                            2003               2002
                                                                                            ----               ----
                        Current expense                                                   $70,639             $129,530
                        Deferred expense (benefit)                                         23,284                2,509
                                                                                          -------             --------
                            Total tax expense                                             $93,923             $132,039
                                                                                          =======             ========

           The tax effects of temporary differences between financial reporting basis and income tax basis of assets and liabilities are as follows at December 31, 2003 and 2002, respectively:

                                                                                            2003                 2002
                                                                                            ----                 ----
             Deferred Tax Assets:
                Allowance for loan losses                                                 $53,157              $53,920
                Unrealized loss on investment securities                                    9,449                   --
                 Other                                                                         --                3,481
                                                                                          -------              -------
                                                                                           62,606               57,401

--------------------------------------------------------------------------------
                                       18

PARKVILLE FEDERAL SAVINGS BANK AND SUBSIDIARY
--------------------------------------------------------------------------------
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 12- Income Taxes - Continued
         ------------

                                                                                          2003                2002
                                                                                          ----                ----
             Deferred Tax Liabilities:
                Federal Home Loan Bank of Atlanta stock
                  dividends                                                              $(30,730)            $(30,730)
                Depreciation                                                              (35,435)             (15,157)
                Unrealized gain on investment securities                                       --               (9,216)
                Other                                                                          --               (1,238)
                                                                                         --------             --------
                                                                                          (66,165)             (56,341)
                                                                                         --------             --------

             Net deferred tax assets (liabilities)                                       $ (3,559)            $  1,060
                                                                                         ========             ========

           The amount computed by applying the statutory federal income tax rate to income before federal taxes is greater than the taxes provided for the following reasons:

                                                                      For Years Ended December   31,
                                                                 -------------------------------------------------
                                                                         2003                          2002
                                                                 -----------------------     ---------------------
                                                                              Percent                     Percent
                                                                             Of Pretax                   Of Pretax
                                                                  Amount       Income           Amount     Income
                                                                 --------    ---------         --------  ---------
              Statutory federal income
               tax rate                                           $85,319        34.0%           $122,820    34.0%
              State tax net of federal income
               tax benefit                                          9,487         3.8              12,219     3.4
              Other                                                  (883)       (0.4)             (3,000)   (0.8)
                                                                  -------      ------            --------    ----
                                                                  $93,923        37.4%           $132,039    36.6%
                                                                  =======      ======            ========    ====

Note 13- Reconciliation of Net Worth
         ---------------------------

                                                                                           2003                  2002
                                                                                           ----                  ----
          Balance per monthly report - December 31                                      $3,351,000             $3,259,000
          Adjustment for taxes                                                                  --                    553
          Rounding                                                                             137                    130
                                                                                        ----------             ----------
          Balance per statement of financial condition                                  $3,351,137             $3,259,683
                                                                                        ==========             ==========

Note 14- Merger Agreement
         ----------------
           On November 12, 2003, the Bank entered into a Reorganization and Merger Agreement ("Agreement") under which the Bank will be merged into The Patapsco Bank. The merger consideration will be paid in cash equivalent to $62.51 per share for all of the Bank's outstanding shares. The merger is expected to be completed in the second quarter of 2004.


--------------------------------------------------------------------------------
                                       19